Exhibit 10.103

IRREVOCABLE LETTER OF GUARANTEE NO. LG311001400035

To: NAVIG8 CRUDE TANKERS INC.

Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro

Marshall Islands MH 96960

c/o: Navig8 Asia Pte Ltd

3 Temasek Avenue,#25-01 Centennial Tower, Singapore 039190

Date: April 03, 2014

Dear Sirs,

Irrevocable Letter of Guarantee No. LG311001400035

At the request of Shanghai Waigaoqiao Shipbuilding Company Limited and in consideration of your agreeing to pay Shanghai Waigaoqiao Shipbuilding Company Limited (hereinafter called “the SELLER”) the instalments before delivery of the VESSEL under the Contract concluded by and amongst you, and the SELLER dated 21st March, 2014 for the construction of one (1) 300,000 Metric Tons Deadweight Crude Oil Tanker to be designated as Hull No. H1384 (hereinafter called “the Contract”), we, the undersigned, do hereby guarantee irrevocably, as primary obligor, repayment to you by the SELLER of an amount up to but not exceeding a total amount of United States Dollars Thirty Nine Million Four Hundred and Eighty One Thousand Two Hundred Only (US$ 39,481,200.00) (plus the interest described below) representing the first instalment of the Contract Price of the VESSEL, United States Dollars Nine Million Eight Hundred and Seventy Thousand Three Hundred Only (US$9,870,300.00), the second instalment of the Contract Price of the VESSEL, United States Dollars Nine Million Eight Hundred and Seventy Thousand Three Hundred Only (US$9,870,300.00), the third instalment of the Contract Price of the VESSEL, United States Dollars Nine Million Eight Hundred and Seventy Thousand Three Hundred Only (US$9,870,300.00) and the fourth instalment of the Contract Price of the VESSEL, United States Dollars Nine Million Eight Hundred and Seventy Thousand Three Hundred Only (US$9,870,300.00), as you may have paid to the SELLER under the Contract prior to the delivery of the VESSEL, if and when the same or any part thereof becomes repayable to you from the SELLER in accordance with the terms (Article X or Article XII 2(b)) of the Contract. Should the SELLER fail to make such repayment, we shall pay you the amount the SELLER ought to pay with an interest at the rate of six percent (6%) per annum if the cancellation of the Contract is exercised by you in accordance with the provisions of Article III 1(c), 2(c), 3(c) or 4(c) of the Contract or at the rate of zero percent (0%) per annum if cancellation of the Contract is exercised by you by reason of paragraph 1 of Article VIII or paragraph 2(b) of Article XII, in both cases calculated from the date the installments were received by the SELLER to the date of remittance of such refund within thirty (30) Business Days after our receipt of the relevant written demand from you for repayment. Any written demand to us shall be accepted by us as conclusive evidence that the amount claimed is due under this guarantee, provided that such demand: (1) is signed by authorized representative of you and accompanied by a power of attorney granted by you providing the relevant authorized representative with authority to make the demand; (2) states that the principal amount and interest thereon if any demanded by you has been demanded by you from the SELLER and was not paid by the SELLER within forty-five (45) days after that demand upon the SELLER; and (3) is accompanied by a copy of your said demand upon the SELLER.

It is hereby understood that payment of any interest provided herein is by way of liquidated damages due to cancellation of the CONTRACT.

However, in the event of any dispute between you and the SELLER in relation to:

(1) whether the SELLER shall be liable to repay the instalment or instalments paid by you and

(2) consequently whether you shall have the right to demand payment from us,

and such dispute is submitted either by the SELLER or by you for arbitration in accordance with Article XIII of the Contract, we shall be entitled to withhold and defer payment until the arbitration award is published. We shall not be obligated to make any payment to you unless the arbitration award orders the SELLER to make repayment. If the SELLER fails to honour the award within 45 days of the final award being issued then we shall refund to you against your further written demand accompanied with a certified copy of the arbitration award which orders the SELLER to make repayment, to the extent the arbitration award orders but not exceeding the aggregate amount of this guarantee plus the interest described above.

The undersigned hereby certifies, represents and warrants that all acts, conditions and things required to be done and performed and to have occurred prior to the creation and issuance of this guarantee, and to ensure that this guarantee constitutes valid and legally binding obligations of the undersigned enforceable in accordance with its terms have been done and performed and have occurred in due and strict compliance with applicable laws.

The said repayment shall be made by us in United States Dollars. This Letter of Guarantee shall become effective from the time of the actual receipt of the first instalment by the SELLER from you and the amounts effective under this Letter of Guarantee shall correspond to the total payment actually received by the SELLER from time to time under the Contract prior to the delivery of the VESSEL. However, the available amount under this Letter of Guarantee shall in no event exceed above mentioned amount actually received by the SELLER, together with interest calculated, as described above at six percent (6%) or, zero percent (0%) per annum, as the case may be for the period commencing with the date of receipt by the SELLER of the respective instalment to the date of repayments thereof.

This Letter of Guarantee shall remain in force until the VESSEL has been delivered to and accepted by you or refund has been made by the SELLER or ourselves, or until November 10th, 2016 whichever occurs earlier, after which you are to return it to us by airmail for cancellation. Upon its expiration, this guarantee shall become null and void, any action of maintaining the original of this guarantee and its amendment(s) shall give no right to you for lodging any more claim hereunder.

However in the event that a dispute in respect of a refund is being referred to arbitration in accordance with Article XIII of the Contract, then this Letter of Guarantee shall continue to remain in force until 60 days after such arbitration proceedings are concluded and a final arbitration award has been issued.

Any claim under this guarantee must be received by us before its expiration.

It is agreed that this Letter of Guarantee may, with our prior written approval and such approval shall not be unreasonably withheld, be assigned by you (excluding, in respect of a first class international bank, the right of demanding payment which shall in all respect remain with yourself) to a first class international bank that is financing the whole or part of your purchase of the VESSEL or one of your 100% subsidiaries or affiliates.

This Letter of Guarantee shall be construed, interpreted and governed by the Laws of England and any dispute arising out of or in connection with this Letter of Guarantee shall be submitted to the exclusive jurisdiction of the courts of England.

For the Refund Guarantor: Industrial and Commercial Bank of China Limited, Shanghai Municipal Branch

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Authorized Signature	Authorized Signature